UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2011 (July 15, 2011)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 15, 2011, Genesis Energy, L.P. and certain selling unitholders entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the underwriters named in the Underwriting Agreement, in connection with our and such selling unitholders’ public offering of common units representing limited partner interests in us (the “Units”).

The Underwriting Agreement provides for, among other things, the sale by us and the selling unitholders of an aggregate of 7,350,000 Units and 1,150,000 Units, respectively, at a public offering price of $26.30 per Unit. We will not receive any of the proceeds from the Units sold by the selling unitholders. In addition, we and the selling unitholders granted the underwriters a 30-day option to purchase up to an additional 850,000 Units from us and 425,000 Units from the selling unitholders, respectively. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to our effective Registration Statements on Form S-3 (Registration Nos. 333-167189 and 333-173337), each as supplemented by the Prospectus Supplements dated July 14, 2011 and July 15, 2011, relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Act. Closing of the sale of the Units is scheduled for July 20, 2011.

The Underwriting Agreement provides that the obligations of the underwriters to purchase the Units are subject to receipt of legal opinions by counsel and to other customary conditions. The underwriters are obligated to purchase all the Units if they purchase any of the Units. We and the selling unitholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We intend to use the net proceeds from the Unit offering by us, including any net proceeds from the underwriters’ exercise of the over-allotment option, for general partnership purposes, including funding a portion of the approximately $142 million purchase price and related transaction costs for the previously announced pending acquisition of the black oil barge transportation business of Florida Marine Transporters, Inc. and its affiliates. If that acquisition is not consummated, all of the net proceeds will be used for other general partnership purposes, including the repayment of borrowings outstanding under our credit agreement.

The Underwriting Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Underwriting Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The description of the Underwriting Agreement contained herein is qualified in its entirety by the full text of such exhibit.

From time to time, certain of the underwriters and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of certain of the underwriters are lenders under our credit agreement and could receive a portion of the proceeds from the Unit offering by us pursuant to the repayment of borrowings under our credit agreement with such proceeds.

Item 8.01	Other Events.

On July 14, 2011, we issued a press release announcing the commencement of a public offering of 8,000,000 Units. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 15, 2011, we issued a press release announcing the pricing of a public offering of 8,500,000 Units. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

1.1	Underwriting Agreement dated July 15, 2011 among Genesis Energy, L.P., the selling unitholders named therein, and, as representatives of the several underwriters named therein, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and UBS Securities LLC

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the common units

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1)

99.1	Press release of Genesis Energy, L.P. dated July 14, 2011

99.2	Press release of Genesis Energy, L.P. dated July 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner

Date: July 20, 2011	By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement dated July 15, 2011 among Genesis Energy, L.P., the selling unitholders named therein, and, as representatives of the several underwriters named therein, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and UBS Securities LLC

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the common units

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1)

99.1	Press release of Genesis Energy, L.P. dated July 14, 2011

99.2	Press release of Genesis Energy, L.P. dated July 15, 2011